[LOGO] EarthShell(R)
                                                                   Corporation

FOR IMMEDIATE RELEASE

CONTACTS:
           Media Inquiries:                          Investor Inquiries:
           Cindy Eikenberg                           Scott Houston
           Marketing Communications Manager          Chief Financial Officer
           EarthShell Corporation                    EarthShell Corporation
           410-847-9420                              410-847-9420
           www.earthshell.com                        www.earthshell.com

                   EARTHSHELL CORPORATION TO SET NEW DATE FOR
                         ANNUAL MEETING OF SHAREHOLDERS
       Proposed EarthShell and RPI Merger Targeted for Third Quarter, 2006

BALTIMORE, MD - May 18, 2006 -- EarthShell(R) Corporation (OTCBB: ERTH), announced today that as a result of a pending key business transaction, the Company will set a new date for its Annual Meeting of Shareholders. The meeting had been scheduled for June 22, 2006 in Baltimore, Maryland, as defined in the Company's Definitive Proxy and Notice of Annual Meeting filed with the Securities and Exchange Commission on April 30, 2006.

EarthShell and its U.S. licensee, ReNewable Products, Inc. (RPI) have previously reported on the achievement of a variety of key business goals, including installation of the first 16 equipment modules, the official ribbon-cutting at RPI's manufacturing facility and initial customer contracts. Also, as previously announced, the Companies entered into a proposed merger agreement in June, 2005 and based on progress to date ahead of schedule, EarthShell and RPI are collaborating on plans to consummate a merger during the third quarter of this year. Given the scope of activities required to bring about the merger, the Meeting of Shareholders will be scheduled at a time closely concurrent with the proposed RPI and EarthShell merger.

Given the significance of the anticipated merger, the Board of Directors and executive management of EarthShell have elected to reschedule the annual meeting. This decision will enable EarthShell to conduct all key company business and will allow shareholders to vote on these transactions at one meeting this year.

"By holding our annual shareholders' meeting on a date closer to this positive event, the merger of RPI and EarthShell, we are not only minimizing costs but more significantly, demonstrating that our company is gaining momentum and repositioning its business model to provide increased value to our shareholders," said Vincent J. Truant, chairman and chief executive officer of EarthShell Corporation.

The Company will announce a new record and meeting dates, to include location, date and time, once the details of the merger and the stockholder meeting are finalized. It is intended that a proposal related to the EarthShell and RPI merger will be incorporated into a revised Proxy Statement and Notice of Annual Meeting that the Company will file and distribute as required by applicable law and rules and regulations of the Securities and Exchange Commission.

EarthShell Corporation is engaged in the licensing and commercialization of proprietary composite material technology for the manufacture of foodservice disposable packaging, including, plates, bowls and cups. In addition to certain environmental characteristics, EarthShell Packaging is designed to be cost and performance competitive compared to other foodservice packaging materials.

For more information, please visit our web site at www.earthshell.com.

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This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "should", "anticipates", "believes", "expects", "might result", "estimates" and others. These forward-looking statements involve known and unknown risks, uncertainties of other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Company's most recent Form 10-K and other documents filed by the Company with the Securities and Exchange Commission.